INUVO, INC. CLOSES $5.5 MILLION COMMON STOCK REGISTERED DIRECT OFFERING

LITTLE ROCK, AR JUNE 8, 2020 – INUVO, INC. (NYSE AMERICAN: INUV) (“Inuvo” or the “Company”), a leading provider of marketing technology, powered by IntentKeyTM artificial intelligence that serves brands and agencies, today announced the closing of its previously announced registered direct offering for total gross proceeds of $5,500,000 before deducting placement agent fees and other estimated offering expenses.

The Company sold 12,222,222 shares of common stock at $0.45 per share. Following the offering, the Company had an aggregate of 75,399,139 shares of common stock outstanding.

The Company expects to use the net proceeds from this offering for working capital and other general corporate purposes.

A.G.P./Alliance Global Partners acted as sole placement agent for the offering.

This shares were offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-220317) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering was filed with the SEC on June 4, 2020 and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, by contacting A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. The offering of shares of common stock was made only by means of a prospectus supplement that forms a part of the registration statement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inuvo

Inuvo®, Inc. (NYSE American: INUV) is a market leader in artificial intelligence, aligning and delivering consumer-oriented product & brand messaging strategies online based on powerful, anonymous and proprietary consumer intent data for agencies, advertisers and partners. To learn more, visit www.inuvo.com.

About the IntentKeyTM

Inuvo®’s IntentKeyTM is a patented, machine-learning technology designed to mirror the manner in which the human brain instantly associates ideas, emotions, places, people, and objects. It creates an accurate, high-definition picture of consumer intent and sentiment related to a particular topic or item. Inuvo harnesses the power of the IntentKeyTM to discover and reach high volumes of incremental in-market and relevant audiences that are hidden from typical marketing approaches. The IntentKeyTM enables pinpoint media execution reaching consumers throughout the purchasing funnel all the way to conversion.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements risks and uncertainties detailed in Inuvo, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Inuvo’s subsequent Quarterly Report on Form 10-Q for the period ended March 31, 2020 and Inuvo’s other filings with the SEC. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties including the continued impact of Covid-19 on Inuvo’s business and operations. Inuvo cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release.

Inuvo Company Contact:
Wally Ruiz
Chief Financial Officer
Tel (501) 205-8397
wallace.ruiz@inuvo.com

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